Exhibit 10.56

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 18th day of July, 2005, by and between Silicon Valley Bank (“Bank”) and Nuvelo, Inc., a Delaware corporation (“Borrower”) whose address is 675 Almanor Avenue, Sunnyvale, California 94085.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 30, 2004, (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the amount available to be borrowed under the Revolving Line and (ii) extend the maturity date.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances). Sub letter (b) of Section 2.1.1 is hereby amended in part to provide that interest on each Advance shall be paid on the 29th of each month.

2.2 Section 6.6 (Operating and Investment Accounts). Notwithstanding anything to the contrary contained in Section 6.6, Borrower may maintain (a) its certificate of deposit with Union Bank of California in an amount not to exceed $191,000 until Borrower’s Letter of Credit with Union Bank of California has expired and (b) an operating account at Union Bank of California to collect interest on such certificate of deposit, provided, however, at such time when the Letter of Credit has expired, Borrower shall transfer the funds evidenced by the certificate of deposit to its accounts with or through Bank.

2.3 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following;

“Committed Revolving Line” is an Advance or Advances in an aggregate amount of up to $8,000,000.

“Revolving Maturity Date” is August 29, 2006.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The Articles of Incorporation and By-Laws of Borrower, as publicly available or provided to Bank, are in full force and effect as of the date of this Amendment;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower,

(c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and Bank and is the binding obligation of Borrower and Bank, enforceable against Borrower and Bank in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Nuvelo, Inc.

By:	/s/ Liam Fairbairn	By:	/s/ Lee Bendekgey
Name:	Liam Fairbairn	Name:	Lee Bendekgey
Title:	Relationship Manager	Title:	SVP, CFO & General Counsel